Exhibit (n)(2)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the prospectus of BlackRock Multi-Strategy Hedge Advantage filed as part of Post-Effective Amendment No. 3 to its Registration Statement (File No. 333-124411).

/s/ Willkie Farr & Gallagher LLP Willkie Farr & Gallagher LLP

New York, New York
July 27, 2007